As filed with the Securities and Exchange Commission on March 10, 2020
No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bristol-Myers Squibb Company
(Exact name of registrant as specified in its charter)

Delaware	22-0790350
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

430 East 29th Street, 14th Floor, New York, New York 10016
(212) 546-4000
(Address including Zip Code of Principal Executive Offices)

Bristol-Myers Squibb Company 2017 Stock Incentive Plan
Bristol-Myers Squibb Company 2014 Equity Incentive Plan

(Full title of the plan)

Sandra Leung, Esq.
Bristol-Myers Squibb Company
430 East 29th Street, 14th Floor
New York, New York 10016
(212) 546-3309
(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Sophia Hudson, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Bristol-Myers Squibb Contingent Value Rights (CVRs)	12,241,001	$3.41	$41,741,813.41	$5,419
(1)
This Registration Statement on Form S-8 (“Registration Statement”) registers offers and sales of 12,241,001 Bristol-Myers Squibb Contingent Value Rights (“CVRs”) that may be issuable to holders (other than former employees of Celgene Corporation (“Celgene”) at the effective time of the Merger (as defined below)) of certain stock options, restricted stock units, performance stock units and restricted stock awards of the Company, in connection with the merger (“Merger”) of Burgundy Merger Sub, Inc., a wholly-owned subsidiary of Bristol-Myers Squibb Company (“Merger Sub”), with and into Celgene, pursuant to the Agreement and Plan of Merger, dated as of January 2, 2019 (“Merger Agreement”), among Bristol-Myers Squibb Company, Merger Sub and Celgene.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 (“Securities Act”), as amended. The price per CVR is based on the average of the high and low prices reported for a CVR on the New York Stock Exchange on March 4, 2020.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Bristol-Myers Squibb Company (the “Registrant” or the “Company”) is filing this Registration Statement to register 12,241,001 additional CVRs that may be issuable to holders (other than former employees of Celgene at the effective time of the Merger) of certain stock options, restricted stock units, performance stock units and restricted stock awards of the Company, pursuant to and subject to the terms of (a) the Merger Agreement; (b) the Bristol-Myers Squibb Company 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2017 Stock Incentive Plan) and the Bristol-Myers Squibb Company 2014 Equity Incentive Plan (F/K/A Celgene Corporation 2014 Equity Incentive Plan), each of which was formerly a Celgene equity incentive plan and was assumed by the Company in connection with the Merger; and (c) the Contingent Value Rights Agreement, dated November 20, 2019, between the Company and Equiniti Trust Company, as trustee, in favor of each person who from time to time holds one or more CVRs.

This Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-235254), filed with Securities and Exchange Commission (the “Commission”) on November 25, 2019.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.          Incorporation of Documents by Reference

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the Commission on February 24, 2020).

(b) The Company’s Current Reports on Form 8-K filed with the Commission on February 5, 2020, February 24, 2020 and March 9, 2020.

(c) All future reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act by the Company since the end of the fiscal year covered by the annual report referred to in (a) above; provided, however, that the foregoing shall not include the incorporation by reference of any information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

(d) The description of the CVRs, which is contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-01136) (filed with the Commission on November 18, 2019), as updated by the description of the Company’s registered securities filed as Exhibit 4ggg to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the Commission on February 24, 2020), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents (other than current reports furnished under Items 2.02, 7.01 or 9.01 of Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.          Exhibits.

Exhibit
Number	Description
4.1
Amended and Restated Certificate of Incorporation of Bristol-Myers Squibb Company (incorporated herein by reference to Exhibit 3a to Bristol Myers-Squibb Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005).

4.1A
Certificate of Correction to the Amended and Restated Certificate of Incorporation, effective as of December 24, 2009 (incorporated herein by reference to Exhibit 3b to Bristol Myers-Squibb Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).

4.1B
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010 (incorporated herein by reference to Exhibit 3a to Bristol Myers-Squibb Company’s Current Report on Form 8-K filed on May 10, 2010).

4.1C
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010 (incorporated herein by reference to Exhibit 3b to Bristol Myers-Squibb Company’s Current Report on Form 8-K filed on May 10, 2010).

4.2
Bylaws of Bristol-Myers Squibb Company, as amended as of November 2, 2016 (incorporated herein by reference to Exhibit 3.1 to Bristol Myers-Squibb Company’s Current Report on Form 8-K filed on November 4, 2016).

4.3
Contingent Value Rights Agreement, between Bristol Myers Squibb Company and Equiniti Trust Company, dated November 20, 2019 (incorporated by reference to Exhibit 4ccc to Bristol Myers-Squibb Company’s Form 10-K dated February 24, 2020 and filed on February 24, 2020).

5.1*	Opinion of Kirkland & Ellis LLP.
23.1*	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm of Bristol-Myers Squibb Company.
23.2*	Consent of KPMG LLP, independent registered public accounting firm of Celgene Corporation.
23.3*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in the signature pages hereof).
99.1
Bristol-Myers Squibb Company 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2017 Stock Incentive Plan) (incorporated by reference to Exhibit 99.1 to Bristol Myers-Squibb Company’s Form S-8 filed on November 25, 2019).

99.2
Bristol-Myers Squibb Company 2014 Equity Incentive Plan (F/K/A Celgene Corporation 2014 Equity Incentive Plan) (incorporated by reference to Exhibit 99.2 to Bristol Myers-Squibb Company’s Form S-8 filed on November 25, 2019).

*Filed herewith
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of March, 2020.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Sandra Leung
Sandra Leung
Executive Vice President and General Counsel
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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sandra Leung and Katherine R. Kelly as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the name of each of the undersigned in his or her capacity to any and all amendments (including any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms that the said attorney-in-fact or agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Giovanni Caforio	Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2020
Giovanni Caforio, M.D.

/s/ David V. Elkins	Chief Financial Officer (Principal Financial Officer)	March 10, 2020
David V. Elkins

/s/ Karen M. Santiago	Senior Vice President and Corporate Controller (Principal Accounting Officer)	March 10, 2020
Karen M. Santiago

/s/ Vicki L. Sato, Ph.D.	Lead Independent Director	March 10, 2020
Vicki L. Sato, Ph.D.

/s/ Peter J. Arduini	Director	March 10, 2020
Peter J. Arduini

/s/ Robert Bertolini	Director	March 10, 2020
Robert Bertolini

/s/ Michael W. Bonney	Director	March 10, 2020
Michael W. Bonney

/s/ Matthew W. Emmens	Director	March 10, 2020
Matthew W. Emmens

/s/ Michael Grobstein	Director	March 10, 2020
Michael Grobstein

/s/ Julia A. Haller	Director	March 10, 2020
Julia A. Haller, M.D.

/s/ Alan J. Lacy	Director	March 10, 2020
Alan J. Lacy

/s/ Dinesh C. Paliwal	Director	March 10, 2020
Dinesh C. Paliwal

/s/ Theodore R. Samuels	Director	March 10, 2020
Theodore R. Samuels

/s/ Gerald L. Storch	Director	March 10, 2020
Gerald L. Storch

/s/ Karen H. Vousden, Ph.D.	Director	March 10, 2020
Karen H. Vousden, Ph.D.

/s/ Phyllis R. Yale	Director	March 10, 2020
Phyllis R. Yale

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